Exhibit 10.12

99¢ ONLY STORES
STANDARD SINGLE-TENANT FORM LEASE
6101 Wilshire Boulevard, Los Angeles, CA

THIS LEASE (the “LEASE”) is made, executed and effective as of the 13th day of January, 2012 (the “EFFECTIVE DATE”) by and between Au Zone Investment #2, L.P., a California limited partnership (the “LANDLORD”), and 99¢ ONLY STORES, a California corporation (the “TENANT”), who agree as follows:

ARTICLE ONE

BASIC TERMS

This Article One contains the Basic Terms of the LEASE between LANDLORD and TENANT named below.  Other Articles, Sections and Paragraphs of the LEASE referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.  If there is any conflict or ambiguity between the provisions of this Article One and other portions of this LEASE, then such other portions shall control and supersede the provisions of this Article One.

Section 1.01                            Landlord’s Address:

c/o Jeff Gold
4000 E. Union Pacific Avenue
Commerce, CA  90023
Telephone:  (213) 980-8145

Section 1.02                            Tenant’s Address:

c/o Eric Schiffer
4000 E. Union Pacific Avenue
Commerce, CA  90023
Telephone:  (213) 980-8145

With a copy to:

Number Holdings, Inc.
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA  90067
Attn:  Kevin Frankel

Section 1.03                            Premises.  The demised premises (the “PREMISES”) consists of parking spaces, driveways, and access roads located on or relating to the real property commonly known as 6101 Wilshire Boulevard, Los Angeles, CA, which is owned by LANDLORD and which is described in Exhibit “A”.

Section 1.04                            Lease Term.  Approximately ten (10) years beginning on the EFFECTIVE DATE and ending on January 31, 2022, unless sooner terminated in accordance with this LEASE (the “INITIAL LEASE TERM”).  TENANT shall have the options to extend the LEASE TERM beyond the INITIAL LEASE TERM as set forth in Section 2.02.  The INITIAL LEASE TERM plus all EXTENDED TERMS exercised by TENANT pursuant to Section 2.02 below shall hereinafter be referred to collectively as the LEASE TERM.

Section 1.05                            Permitted Uses.  Non-exclusive right to use for temporary parking of vehicles as more particularly described in Article 5 hereof.

Section 1.06                            [RESERVED]

Section 1.07                            [RESERVED]

Section 1.08                            Rent and Other Charges Payable by Tenant.

(a)                                 Base Rent.  During the INITIAL LEASE TERM, TENANT shall pay the sum of One Thousand Five Hundred Ninety and 00/100 Dollars ($1,590.00) per month (the “BASE RENT”) as rent for the PREMISES, subject to adjustment in accordance with (i) the terms of that certain letter agreement dated October 11, 2011, by and among TENANT, LANDLORD and the other parties thereto (the “LETTER AGREEMENT”), and (ii) the provisions of subsection 3.03 (b) below; provided, however, that from and after February 1, 2017, and continuing to the expiration of the INITIAL LEASE TERM, BASE RENT shall increase to, and TENANT shall pay monthly, an amount equal to one hundred ten percent (110%) of the BASE RENT amount set forth above, as the same may be adjusted in accordance with the terms of the LETTER AGREEMENT.  The BASE RENT shall be subject to adjustment during the EXTENDED TERMS in accordance with Section 3.03 below.  All adjustments to “BASE RENT” during any of the EXTENDED TERMS shall be made and effective as of February 1 of the particular calendar year in which such adjustment is made.

(b)                                 Other Periodic Payments.  (i) Real Properly Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) [RESERVED]; (v) Maintenance, Repairs and Alterations (See Article Six) and as to all such items see Section 1.09.  The aggregate of all items described in this Section 1.08 (b) is sometimes referred to in this LEASE as the “OPERATING EXPENSES”.

ARTICLE TWO

LEASE TERM

Section 2.01                            Lease of Premises For Lease Term.  LANDLORD leases the PREMISES to TENANT and TENANT leases the PREMISES from LANDLORD for the LEASE TERM.  The LEASE TERM is for the period stated in Section 1.04 above and shall begin and end or the dates specified in Section 1.04 above, unless the beginning or end of the LEASE TERM is changed under any provision of this LEASE.

Section 2.02                            Right to Extend Lease Term.  TENANT shall have the right to extend the LEASE TERM, on the terms and provisions set forth in this LEASE, for one (1) additional period of five (5) years (the “EXTENDED TERM”) following expiration of the INITIAL

LEASE TERM by giving written notice of exercise to LANDLORD at least one hundred eighty (180) days prior to the expiration of the INITIAL LEASE TERM.  The BASE RENT during each such EXTENDED TERM shall be subject to increase as set forth in Section 3.03.

Section 2.03                            Delivery of Premises.  The PREMISES previously have been delivered by LANDLORD and accepted by TENANT in the condition specified in Section 6.01.

Section 2.04                            Holding Over.  If TENANT does not vacate the PREMISES upon the expiration or earlier termination of the LEASE and LANDLORD thereafter accepts rent from TENANT, TENANT’s occupancy of the PREMISES shall be a “month-to-month” tenancy, subject to all of the terms of this LEASE applicable to a month-to-month tenancy, except that the BASE RENT payable by TENANT during such month-to-month tenancy shall be equal to the BASE RENT in effect as of the expiration of the LEASE TERM.  Notwithstanding the foregoing, in the event that LANDLORD shall serve TENANT with a notice to vacate the PREMISES, then thirty (30) days after receipt of such notice from LANDLORD, if TENANT has not vacated the PREMISES, the BASE RENT shall be equal to 150% of the BASE RENT in effect immediately prior to such expiration of this LEASE.

ARTICLE THREE

BASE RENT

Section 3.01                            Time and Manner of Payment.  Beginning on the EFFECTIVE DATE and the first day of each calendar month thereafter during the LEASE TERM, TENANT shall pay LANDLORD the BASE RENT, in advance.  The BASE RENT shall be payable to LANDLORD at LANDLORD’s address or to such other party and/or address as LANDLORD may designate by written notice to TENANT at least ten (10) days prior to the effective date of such notice.  BASE RENT for any partial month shall be prorated based on the actual number of days in the calendar month involved.  The PREPAID RENT shall be applied as TENANT elects to TENANT’s BASE RENT and ADDITIONAL RENT obligations hereunder.

Section 3.02                            [RESERVED]

Section 3.03                            Base Rent Adjustment.

(a)                                 The BASE RENT (subject to adjustment as set forth in Section 1.08(a) above) payable during the EXTENDED TERM, subject to the provisions of part (b) of this Section 3.03, shall be increased from the BASE RENT payable immediately prior to the first month of the EXTENDED TERM to the then fair market rental rate determined in connection with part (b) of this Section 3.03.

(b)                                 Determination of Fair Market Rental Rate.  In connection with the determination of the BASE RENT for the EXTENDED TERM under this LEASE, the parties shall have thirty (30) days after LANDLORD receives the notice of exercise of TENANT’s option to extend the lease term in which to agree on a fair market rental rate for the PREMISES for the EXTENDED TERM.  If the parties agree on the fair market rental rate for the

EXTENDED TERM during that period, they shall immediately execute an amendment to this LEASE, stating the agreed BASE RENT for the EXTENDED TERM based on such agreed fair market rental rate.

If the parties are unable to reach an agreement on the BASE RENT for the EXTENDED TERM during such thirty (30) day period, then each party shall make, and submit to the other, a separate written statement of its proposed fair market BASE RENT for the EXTENDED TERM within ten (10) days of the expiration of such thirty (30) day period, and the determination of such BASE RENT for the EXTENDED TERM shall be submitted to arbitration as hereinafter provided:

Within such ten (10) day period, LANDLORD and TENANT shall agree on a single arbitrator (and LANDLORD or TENANT may consult with such arbitrator prior to his or her appointment) who shall, by profession, be a real estate broker or appraiser who is a member of the American Institute of Appraisers, or any successor organization and who shall have been active over the ten (10) year period ending on the date of such appointment on a full-time basis in the leasing (or appraisal, as the case may be) of commercial properties in the area in which the PREMISES are located.

The arbitrator’s determination of the fair market rental value shall be final and conclusive and shall be limited solely to the issue of whether LANDLORD’s or TENANT’s submitted BASE RENT for the EXTENDED TERM, as applicable, is the closest to such arbitrator’s determination of fair market rental value, and such party’s BASE RENT for the EXTENDED TERM shall be the BASE RENT for the EXTENDED TERM.  The arbitrator shall reach such a decision and notify LANDLORD and TENANT of such determination within thirty (30) days of his or her appointment.

If LANDLORD and TENANT are unable to reach an agreement upon and appoint a single arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court of Los Angeles County, or, if he or she refuses to act, by any State or Federal judge sitting in the County of Los Angeles.

Section 3.04                            Termination; Advance Payments.  Upon termination of this LEASE under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from TENANT’s default, and after TENANT has vacated the PREMISES in accordance with Section 6.06 below, LANDLORD shall immediately refund or credit to TENANT (or TENANT’s successor) any advance payments made by TENANT to LANDLORD, any amounts paid for OPERATING EXPENSES or otherwise which apply to any time periods after the effective date of the termination of the LEASE and, if LANDLORD fails to use good faith efforts to deliver the PREMISES to TENANT, any and all amounts which may be due from LANDLORD pursuant to Section 2.03 above.

ARTICLE FOUR

OTHER CHARGES PAYABLE BY TENANT

Section 4.01                            Additional Rent.  All charges payable by TENANT other than BASE RENT are called “ADDITIONAL RENT.”  Unless this LEASE provides otherwise, TENANT shall pay all ADDITIONAL RENT then due with the next monthly installment of BASE RENT.  The term “rent” shall mean BASE RENT and ADDITIONAL RENT.

Section 4.02                            Property Taxes.

(a)                                 Real Property Taxes.  TENANT shall pay directly to the tax assessor the real property taxes on the PREMISES.  LANDLORD shall provide the tax bill to TENANT at least thirty (30) days prior to its due date, and, provided LANDLORD so complies, TENANT shall pay the share prior to its due date.  TENANT should have the right to apply for a reduction in the assessed value of the PREMISES and to challenge any reassessment of the PREMISES.  LANDLORD may elect to pay the REAL PROPERTY TAXES directly (after providing reasonable advance notice thereof to TENANT) and in such event TENANT shall reimburse LANDLORD for the amount of such REAL PROPERTY TAXES within ten (10) days of TENANT’s receipt of LANDLORD’s request therefore accompanied by reasonable evidence of payment.  REAL PROPERTY TAXES may be paid in the maximum number of installments permitted without penalty or other charges.

(b)                                 Definition of “Real Property Tax.”  “REAL PROPERTY TAXES” shall mean all ad valorem real property taxes and assessments due and applicable during the LEASE TERM which are assessed by any lawful authority against the real property constituting the PREMISES, less any rebates, credits or abatements which are granted or agreed upon by such lawful authority.  The term “REAL PROPERTY TAXES” shall not, however, include the following:  (i) [RESERVED]; (ii) income, profits, including gross profits, franchise, gift, estate, inheritance, succession, conveyance, transfer, sales, transaction, excise, capital or other tax assessments upon LANDLORD or the rent payable under this LEASE; and (iii) any interest, fine or penalty for late payment or nonpayment by LANDLORD of REAL PROPERTY TAXES.

(c)                                  Personal Property Taxes.

(i)                                     TENANT shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to TENANT.

(ii)                                  If any of TENANT’s personal property is included with the REAL PROPERTY TAXES, TENANT shall pay LANDLORD the taxes for the personal property taxes within fifteen (15) days after TENANT receives a copy of the applicable tax bill and a written statement from LANDLORD for such personal property taxes; subject to such personal property taxes against TENANT’s property interests being able to be separately identified on such invoice.

(d)                                 TENANT, at its sole cost and expense, shall have the right to contest, or to cause LANDLORD to contest, the REAL PROPERTY TAXES pertaining to the PREMISES and any personal property taxes assessed against TENANT’s personal property interests.  If LANDLORD shall contest any such taxes, TENANT shall be entitled to its pro rata share of any refund obtained hereunder for any period of time during which TENANT was responsible for payment of REAL PROPERTY TAXES under this Section 4.02, and the entirety of any personal property tax refunds (net of a corresponding pro-rata share of any reasonable out of pocket costs incurred by LANDLORD to collect said refund.

Section 4.03                            Utilities.  TENANT shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the PREMISES.  LANDLORD represents to TENANT that neither the PREMISES nor any other premises are jointly metered with any other premises.

Section 4.04                            Insurance Policies.

(a)                                 Tenant’s Insurance.

During the LEASE TERM, TENANT shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring TENANT against liability for bodily injury, property damage (including loss of use of property) and personal injury, arising out of the operation, use or occupancy of the PREMISES.  TENANT shall name LANDLORD as an additional insured under such policy.  The amount of such insurance shall be not less than One Million Dollars ($1,000,000.00) per occurrence.  The liability insurance obtained by TENANT under this Section 4.04(a) shall:

(i)                                     be primary and non-contributing;

(ii)                                  contain cross-liability endorsements; and

(iii)                               contain such coverage for contractual breach as may be provided by such standard form of policy.

(b)                                 Landlord’s Property Insurance.  During the LEASE TERM, LANDLORD shall maintain fire and extended coverage policies covering the PREMISES. The limits for such insurance shall be for the full replacement value of the property so insured.  Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which LANDLORD deems reasonably necessary and may include business interruption coverage covering a maximum of twelve (12) months from the date of such damage or destruction.  Such insurance shall be carried with an insurance company with a Best rating of B+ or better and LANDLORD shall, upon TENANT’s request, provide TENANT with a certificate of insurance evidencing such coverage.  LANDLORD shall not obtain insurance for TENANT’s fixtures or equipment or building improvements installed by TENANT on the PREMISES.  TENANT shall not do or permit anything to be done which invalidates any such insurance policies.  LANDLORD may maintain earthquake insurance at LANDLORD’s sole cost and expense and TENANT shall not be required to pay its pro rata share thereof.

(c)                                  Landlord’s Liability Insurance.  During the LEASE TERM, LANDLORD shall maintain in full force and effect, general public liability insurance, insuring against liability for injury or death to persons and loss of or damage to property occurring in, on or about the PREMISES, in an amount equal to not less than $3,000,000.00 per occurrence.  Such insurance shall also provide contractual coverage of LANDLORD’s liability to TENANT under the indemnification provisions of this LEASE and shall name TENANT as an additional insured.  Such insurance shall be with an insurance carrier having a Best rating of B+ or better.  LANDLORD shall, upon TENANT’s request, provide TENANT with a certificate of insurance evidencing such coverage.

(d)                                 Payment of Premiums.  LANDLORD shall pay all premiums for the insurance policies described in Sections 4.04(b) and 4.04(c) above.  TENANT shall, in accordance with Sections 4.06, as limited by Section 4.07, reimburse LANDLORD for (i) its pro rata share of the insurance premiums for policies which LANDLORD is obligated to maintain or cause to be maintained under Section 4.04(b) above.  Upon LANDLORD’s request, TENANT shall deliver to LANDLORD a copy of any policy of insurance (or certificate of insurance, at TENANT’s option) which TENANT is required to maintain under this Section 4.04.  At least thirty (30) days prior to the expiration of any such policy, TENANT shall deliver to LANDLORD a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which TENANT is required to maintain under this Section 4.04 is in full force and effect and containing such other information which LANDLORD reasonably requires.

(e)                                  General Insurance Provisions.

(i)                                     Any insurance which TENANT is required to maintain under this LEASE, shall include a provision stating that TENANT’s insurance carrier shall endeavor to give LANDLORD not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii)                                  If TENANT fails to deliver any policy of insurance (or certificate or renewal) to LANDLORD required under this LEASE within thirty (30) days following written request from LANDLORD for such evidence of insurance, or within ten (10) days prior to expiration of the then current insurance coverage, then LANDLORD may obtain such insurance, in which case LANDLORD shall immediately notify TENANT and TENANT shall reimburse LANDLORD for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii)                               TENANT shall maintain all insurance required under this LEASE with companies holding a “General Policy Rating” of B+ or better, as set forth in the most current issue of “Best Key Rating Guide”.  LANDLORD and TENANT acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future.  If at any time during the LEASE TERM,

TENANT is unable to maintain the insurance required under the LEASE, TENANT shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for TENANT’s type of business, as that coverage may change from time to time.

(iv)                              Unless prohibited under any applicable insurance policies maintained, LANDLORD and TENANT each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this LEASE) at the time of such loss or damage.  Upon obtaining the required policies of insurance, LANDLORD and TENANT shall give notice to the insurance carriers of this mutual waiver of subrogation.

ARTICLE FIVE

USE OF PREMISES

Section 5.01                            Permitted Uses.  TENANT may use the PREMISES only for the purpose of non-exclusive parking of vehicles, consistent with all laws, federal, state or local, and with any applicable regulation of any government body and for no other purpose during the LEASE TERM.  In addition, TENANT may use the parking areas on the PREMISES for customer parking for any store of TENANT’s located near the PREMISES.  Nothing in this Section 5.01 shall be construed to permit TENANT to encumber title to the PREMISES with a parking covenant or similar encumbrance for the benefit of any other real property.

Section 5.02                            Manner of Use.  TENANT shall not cause or permit the PREMISES to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which constitutes a nuisance or waste.  TENANT shall obtain and pay for all permits required for TENANT’s occupancy of the PREMISES and, except as otherwise hereinafter provided, shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the specific use by TENANT of the PREMISES as set forth in Section 1.05 above.  Notwithstanding any other provision of this LEASE, if at any time during the LEASE TERM the PREMISES is not in conformity with any present or future law or regulation relating to the use, occupation or reconstruction thereof (including, without limitation, the Americans with Disabilities Act, earthquake safety codes, fire sprinkler codes, and laws governing the presence of regulated or hazardous substances (such as asbestos) incorporated into the PREMISES (which were not placed there by TENANT) or is subject to any order of any governmental agency ordering any rebuilding, alteration or repair thereof, LANDLORD shall immediately at its own cost and expense, and without any right of reimbursement from TENANT (unless the work is required because of TENANT’s particular use of the PREMISES), effect such alterations and repairs to the PREMISES as may be necessary to comply with such laws, regulations, orders or requirements.  All such alterations and repairs, if made to the PREMISES, shall be made in accordance with the plans and specifications approved in writing by TENANT.

Section 5.03                            Signs.  TENANT shall have the right to place signs as TENANT may desire on the PREMISES as TENANT may desire; provided that such signs comply with applicable laws and are made, installed, and maintained in a professional manner.

Section 5.04                            Indemnity.

(a)                                 Except for losses, damages and claims arising out of the negligence or willful misconduct of LANDLORD or LANDLORD’s agents, contractors and employees, TENANT shall indemnify defend and hold LANDLORD harmless from and against any and all costs, claims, demands or liability arising from:

(i)                                     TENANT’s use of the PREMISES;

(ii)                                  the conduct of TENANT’s business or anything else done by TENANT or permitted by TENANT to be done in or about the PREMISES; or

(iii)                               any misrepresentation or breach of warrant by TENANT under this LEASE.

(b)                                 Except for losses, damages and claims to the extent arising out of the acts or omissions of TENANT or TENANT’s agents, contractors and employees, LANDLORD shall, indemnify, defend and hold TENANT harmless from and against any and all costs, claims, demands or liability arising from:

(i)                                     LANDLORD’s ownership or operation of the PREMISES;

(ii)                                  the conduct of LANDLORD or anything else done by LANDLORD or permitted by LANDLORD to be done in or about the PREMISES;

(iii)                               any misrepresentation or breach of warranty by LANDLORD under this LEASE; and

(iv)                              subject to TENANT’s obligations pursuant to Section 12.20 below, actual or threatened violations of any laws governing or regulating “HAZARDOUS MATERIALS” as defined in Section 12.20 below, within, upon, under, or adjacent to the PREMISES or other damages, fines, penalties, acts, costs, claims, or liabilities incurred in connection therewith, including, without limitation, the cost of any investigation, remediation, restoration, cleanup and/or abatement.

Section 5.05                            Landlord’s Access.  LANDLORD or its agents may enter the PREMISES at reasonable times to inspect the PREMISES; or for any other purpose LANDLORD deems reasonably necessary.  Except in the case of an emergency any such entry by LANDLORD shall be during TENANT’s regular business hours at the PREMISES and shall be with reasonable prior notice of LANDLORD’s intent to enter.

Section 5.06                            Quiet Possession.  So long as TENANT is not in default under this LEASE, TENANT may occupy and enjoy the PREMISES for the full LEASE TERM without interference or hindrance by LANDLORD or anyone claiming under or through LANDLORD.

ARTICLE SIX

CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01                            Condition of PREMISES.  LANDLORD is deemed to have delivered the PREMISES to TENANT in a clean and good condition free of all tenancies and claims of rights of possession by any other person, in full compliance with all applicable local, county, and state and federal laws and regulations, and with all existing asbestos related materials removed (or, solely as to pipes and the roof area, encapsulated) in accordance with applicable laws.  In the event that TENANT is notified by a governmental agency that the PREMISES violate any covenants or restrictions of record, or any applicable building or other code, regulation or ordinance in effect, it shall be the obligation of LANDLORD, after written notice from TENANT, to rectify any such violation to the extent reasonably practicable and at LANDLORD’s sole cost and expense.  TENANT’s sole and exclusive remedy for LANDLORD’s failure to rectify any such violation shall be termination of the LEASE.

Section 6.02                            Exemption of Landlord from Liability.  Except to the extent that same shall be the result of (i) the negligence or willful misconduct of LANDLORD or of LANDLORD’s agents, contractors or employees, or (ii) LANDLORD’s failure to perform its obligations under the terms of this LEASE, or (iii) any misrepresentations made by LANDLORD herein, LANDLORD shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares or property of TENANT, TENANT’s employees, invitees, clients, customers or any other person in or about the PREMISES, whether such damage or injury is caused by or results from:

(a)                                 theft, fire, steam, electricity, water, gas or rain,

(b)                                 the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause, or

(c)                                  conditions arising in or about the PREMISES, or from other sources or places or from new construction or repair of the PREMISES.

Section 6.03                            Landlord’s Obligations.  Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation) and Section 6.04(b) below, and subject to the provisions of Section 6.04 regarding repairs during the initial construction warranty period, LANDLORD shall, at its sole cost and expense, keep the foundations, resurfacing or replacement of parking lot surface, structural portions of the building (including foundations, the slab, and compliance with earthquake code), replacement of the structural portions of the roof (and the roof membrane), the structural portions of the roof top signage, if any, the pylon signage, if any, exterior walls, fire sprinkler system (if any) and utility connections to the building (water, sewer, electrical, phone, etc.) in good order, condition and repair.  LANDLORD shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from TENANT of the need for such repairs.  If LANDLORD fails to commence to meet any obligation hereunder, including without limitation Section 6.03 and Section 4.05, within a reasonable amount of time after TENANT’s notice thereof (not exceeding 15 days, except in the case of an emergency or dangerous condition, in which event no notice shall be required), then TENANT may, but shall not be obligated to do so and without waiving any other rights or remedies provided hereunder or by law, perform any portion of LANDLORD’s obligations and deduct all reasonable amounts expended in connection therewith from TENANT’s subsequent, financial obligations to LANDLORD.  All notices sent to LANDLORD prerequisite of TENANT’s exercise of its rights pursuant to the provisions of the foregoing sentence shall contain the words ‘Notice of Intention to Exercise Self-Help Rights’ in the “Re” line or otherwise prominently noted at the top of such notice.  Subject to satisfaction of the provisions of Section 11.01 with respect to TENANT’s receipt of recorded non-disturbance agreements from each lender, TENANT shall send copies of any notice referring to TENANT’s self-help rights to such lender(s) as TENANT has been notified in writing by LANDLORD from time to time, at such addresses as LANDLORD specifies in such notice(s).  TENANT will accept a cure by any such lender as a cure, to the extent of such cure, of LANDLORD’s obligations under this LEASE.  The self-help and offset rights set forth in this Section shall inure solely to the benefit of 99¢ Only Stores and only such of its assignees as may be owned by it, under the control of it, under the control of any entity which also controls it, or which own not less than ten (10) stores operated under the name ‘99¢ Only Stores’ or such other name as may be employed by TENANT in its retail operations prior to such assignment.  Notwithstanding anything to the contrary contained herein, TENANT shall have the right to install and maintain antennae and/or a satellite dish on the roof of the PREMISES, subject to applicable law.  TENANT shall promptly repair any damage to, the roof of the PREMISES which is caused by the installation and maintenance of said antennae and/or satellite dish.

Section 6.04                            Tenant’s Obligations.

(a)                                 Except as provided in Section 5.02, Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), TENANT shall keep all portions of the PREMISES (excepting foundations, exterior walls, sidewalks, and other obligations of LANDLORD) in good order, condition and repair (including interior and exterior repainting and refinishing, as needed), subject to ordinary and reasonable wear and tear; provided, however, that TENANT’s obligations in respect of the parking lot surface and roof (and the roof membrane) shall be general maintenance obligations (and LANDLORD shall be responsible for any necessary replacements thereof).

(b)                                 TENANT shall fulfill all of TENANT’s obligations under this Section 6.04, except as otherwise provided, at TENANT’s expense.  If TENANT fails to maintain, repair or replace the PREMISES as required by this Section 6.04, LANDLORD may, upon fifteen (15) days’ prior notice to TENANT (except that no notice shall be required in the case of an emergency), enter the PREMISES and perform such maintenance or repair (including replacement, as needed) on behalf of TENANT; provided that TENANT has not begun such repairs prior to LANDLORD’s entry upon the PREMISES to perform such work.  If LANDLORD performs such work on behalf of TENANT, then TENANT shall reimburse

LANDLORD for its reasonable out-of-pocket costs incurred in performing such maintenance or repair for which TENANT is responsible promptly upon demand.

(c)                                  TENANT agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the PREMISES, nor against TENANT’S leasehold interest in the PREMISES, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by or at the direction of TENANT.  LANDLORD will have the right at all reasonable times to post on the PREMISES and record any notices of non-responsibility which it deems necessary for protection from such liens.  If any such liens are filed, TENANT shall, at its sole cost, cause such liens to be released of record or bonded so that they no longer affect title the PREMISES, not later than ten (10) days after TENANT is notified in writing of the filing thereof.  If TENANT fails to cause any such liens to be so released or bonded within such ten (10) day period, and if TENANT has been so notified of the existence of such lien(s), LANDLORD may, without waiving its rights and remedies based on such breach, and without releasing TENANT from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens.  TENANT agrees to pay to LANDLORD within thirty (30) days after receipt of invoice from LANDLORD, any sum paid by LANDLORD to remove such liens.

Section 6.05                            Alterations, Additions, and Improvements.

(a)                                 TENANT shall have the right to make (i) non-structural alterations, additions, or improvements to the PREMISES and TENANT’s LOADING AREAS without LANDLORD’s prior written consent and (ii) any other alterations, additions, or improvements to the PREMISES and TENANT’s LOADING AREAS with LANDLORD’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, including (without limitation, as to items of work performed by or at the direction of TENANT, the requirements of the Americans with Disabilities Act (“ADA”).  Upon completion of any such work and within a reasonable time after LANDLORD provides TENANT with a notice so requesting, TENANT shall provide LANDLORD with copies of as built plans, copies of all constructions contracts, and proof of payment for all labor and materials, to the extent that the same are available to TENANT.

(b)                                 TENANT shall pay when due all claims for labor and material furnished to the PREMISES.  TENANT shall give LANDLORD at least twenty (20) days’ prior written notice of the commencement of any work on the PREMISES, regardless of whether LANDLORD’s consent to such work is required.  LANDLORD may elect to record and post notices of non-responsibility on the PREMISES.

Section 6.06                            Condition upon Termination.  Upon the termination of the LEASE, TENANT shall surrender the PREMISES to LANDLORD, broom clean and in the same condition as received, ordinary wear and tear and damage by casualty excepted.  TENANT shall not be obligated to repair any damage which LANDLORD is required to repair under Article Seven or elsewhere under this LEASE.  All alterations, additions and improvements shall become LANDLORD’s property and shall be surrendered to LANDLORD upon the expiration or earlier termination of the LEASE, except that:  (i) TENANT may remove any of TENANT’s trade fixtures, machinery or equipment and signs; and (ii) TENANT shall remove all antennae and satellite dishes installed by TENANT on the roof of the PREMISES and all communications and computer wiring and cables installed by TENANT in the PREMISES.  TENANT shall repair, at TENANT’s expense, any damage to the PREMISES caused by the removal of any such trade fixtures, machinery or equipment, signs, and any antennae, satellite dishes, wiring and cabling.  In connection with any required repair to the roof of the PREMISES, TENANT shall obtain LANDLORD’s prior approval (which shall not unreasonably be withheld) to the roofing contractor selected by TENANT for such repair work.

ARTICLE SEVEN

DAMAGE OR DESTRUCTION

Section 7.01                            Partial Damage to Premises.

(a)                                 TENANT shall notify LANDLORD in writing immediately upon the occurrence of any damage to the PREMISES.  If (i) the PREMISES is only partially damaged (i.e., less than twenty-five percent (25%) of the PREMISES is untenantable as a result of such damage or (ii) less than twenty-five percent (25%) of TENANT’s operations are materially impaired), and if such damage is covered by insurance required to be carried by LANDLORD hereunder or otherwise carried by LANDLORD, this LEASE shall remain in effect and LANDLORD shall repair the damage as soon as reasonably possible.  Notwithstanding the foregoing, in the event that (i) more than twenty-five percent (25%) of the PREMISES is untenantable as a result of such casualty, or (ii) more than twenty-five, percent (25%) of TENANT’s operations in the PREMISES are materially impaired as a result of such casualty, or (iii) in TENANT’s reasonable opinion, it would take more than one hundred eighty (180) days after the date of such casualty, to restore the PREMISES; TENANT shall have the right to terminate this LEASE, upon notice thereof to LANDLORD.

(b)                                 If the cause of the damage is not covered by the insurance policies which LANDLORD is obligated to maintain under Section 4.04(b) or otherwise carried by LANDLORD, LANDLORD shall elect either to:

(i)                                     repair the damage as soon as reasonably possible, in which case, subject to TENANT’s right of termination as set forth above, this LEASE shall remain in full force and effect, or

(ii)                                  terminate this LEASE as of the date the damage occurred.  LANDLORD shall notify TENANT within thirty (30) days after receipt of notice of the occurrence of the damage whether LANDLORD elects to repair the damage or terminate the LEASE.  LANDLORD’s failure to so notify TENANT within such period shall be deemed an election by LANDLORD to terminate this LEASE.  If LANDLORD elects to terminate this LEASE, TENANT may elect to continue this LEASE in full force and effect, in which case TENANT shall repair any damage to the PREMISES and any building in which the PREMISES is located.  TENANT shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, LANDLORD shall deliver to TENANT any insurance proceeds received by LANDLORD for the damage repaired by TENANT.  TENANT shall give LANDLORD written notice of such election within ten (10) days after receiving LANDLORD’s termination notice, and in such event LANDLORD shall have no responsibility to repair or replace TENANT’s trade fixtures, inventory, or other personal property, all of which shall be TENANT’s responsibility to handle as TENANT determines in TENANT’s sole discretion.

(c)                                  If the damage to the PREMISES occurs during the last six (6) months of the LEASE TERM (including any previously exercised option granted pursuant to Section 2.02 above) and such damage will require more than thirty (30) days to repair, or (ii) if, in the reasonable opinion of either party hereto, less than twelve (12) months of the LEASE TERM (including any previously exercised option granted pursuant to Section 2.02 above) would remain following completion of the repair of the PREMISES, then either LANDLORD or TENANT may elect to terminate this LEASE as of the date the damage occurred, regardless of whether such damage is insured, and regardless of the extent of such damage.  The party electing to terminate this LEASE shall give written notification to the other party of such election within thirty (30) days after TENANT’s notice to LANDLORD of the occurrence of the damage.  Notwithstanding any such election by LANDLORD to terminate this LEASE pursuant to the terms of this subsection, if TENANT has one or more unexercised options to extend the LEASE TERM pursuant to Section 2.02 above remaining, then TENANT shall have thirty (30) days following the date of such damage and destruction to exercise any such option.  If TENANT so exercises any such option, then LANDLORD shall not be permitted to terminate this LEASE, and any notice from LANDLORD of its intention to terminate the LEASE prior to TENANT’s notice of its intention to exercise such option shall be null and void.

Section 7.02                            Substantial or Total Destruction.  If the PREMISES are substantially or totally destroyed by any cause whatsoever, and regardless of whether LANDLORD receives any insurance proceeds, this LEASE shall terminate as of the date the destruction occurred.  Notwithstanding the preceding sentence, and subject to Section 7.02(a) and 7.01(c) above, if the PREMISES can be rebuilt within one hundred fifty (150) days after the date of destruction, LANDLORD may elect to rebuild the PREMISES at LANDLORD’s own expense, in which case this LEASE shall remain in full force and effect.  LANDLORD shall notify TENANT of such election within thirty (30) days after TENANT’s notice of the occurrence of total or substantial destruction.  If LANDLORD so elects, LANDLORD shall rebuild the PREMISES at LANDLORD’s sole expense.

Section 7.03                            Temporary Reduction of Rent.  If the PREMISES are damaged or destroyed, any BASE RENT and ADDITIONAL RENT payable during the period of such damage, repair and/or restoration (including a reasonable time for TENANT to reopen the PREMISES) shall be reduced in proportion to the amount of square footage damaged, destroyed or otherwise rendered unusable for TENANT’s use.  In the event that, in TENANT’s reasonable business judgement, it is impossible or impractical to operate its business in the PREMISES in the ordinary course in that portion of the PREMISES not so damaged or destroyed, then all BASE RENT and ADDITIONAL RENT shall abate until the PREMISES have been repaired and restored.

ARTICLE EIGHT

CONDEMNATION

Section 8.01                            Eminent Domain.  If all or any portion of the PREMISES are taken under the power of eminent domain (all of which are called “CONDEMNATION”), this LEASE shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.  If:  (i) more than twenty percent (20%) of the (A) floor area of the PREMISES is taken or (B) the parking spaces are taken; or (ii) regardless of the portion of the PREMISES or parking so taken, if during the six months following such taking TENANT’s sales decrease by an amount equal to twenty percent (20%) of the sales for prior to such taking; or (iii) if, in TENANT’s reasonable business judgement, TENANT is unable to load and unload, merchandise at the PREMISES in a reasonable manner as a result of such taking; or (iv) if any of TENANT’s signs are taken and cannot be replaced with reasonably equivalent signs in a reasonably equivalent location as determined by TENANT in its reasonable business judgment; or (v) more than ten percent of the storefront of the PREMISES is taken; then in any of such events TENANT may terminate this LEASE as of the date the condemning authority takes title or possession, by delivering written notice to LANDLORD.  If TENANT does not so terminate this LEASE, this LEASE shall remain in effect as to the portion of the PREMISES not taken, except that the BASE RENT and ADDITIONAL RENT shall be reduced in proportion to the reduction in the floor area of the PREMISES.  Any award for the taking of all or any part of the PREMISES under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of LANDLORD; provided, however, that TENANT shall be entitled to any award for, or to bring an action for a separate award for, the following:

(a)                                 loss of or damage to TENANT’s trade fixtures, personal property and tenant improvements that have been paid for by TENANT;

(b)                                 the value of the leasehold estate (i.e., the leasehold bonus value);

(c)                                  relocation expenses incurred by TENANT as a result of such taking; and

(d)                                 loss of business and good will.

In the event that this LEASE is not terminated by reason of such condemnation, LANDLORD shall to the extent of award of damages received by LANDLORD in connection with such condemnation, repair any damage to the PREMISES.

ARTICLE NINE

ASSIGNMENT AND SUBLETTING

Section 9.01                            Assignment and Subletting.  TENANT, without LANDLORD’S consent, may assign or sublet any or all of its interest in the Premises.  Promptly following any such assignment or subletting, TENANT shall notify LANDLORD of the name and address of such sublessee or assignee.  Any such subletting or assignment shall be subject to all of the terms of this LEASE including, without limitation, any restrictions pertaining to the use of the PREMISES set forth in subsection 5.01above.  A condition to the effectiveness of any assignment of this LEASE shall be that TENANT delivers, or causes to be delivered, to LANDLORD a true copy of the fully executed instrument effecting such assignment, and a form of assumption of TENANT’S obligations under this LEASE by such assignee in form reasonably acceptable to LANDLORD.

Section 9.02                            TENANT Liability.  Except in the case of the assignment of this LEASE in connection with a merger or consolidation involving TENANT, or the sale of all or substantially all of the assets of TENANT, in which, immediately following such transaction, the entity surviving such merger or consolidation or the transferee of such assets, as the case may be, continues to conduct the business of TENANT as a whole in substantially the same manner that such business was being conducted by TENANT immediately prior to such transaction, TENANT shall, in the event of an assignment or sublease hereunder, remain primarily liable under this LEASE; provided, however, TENANT shall be relieved of its obligations under this LEASE upon LANDLORD’s written consent.

ARTICLE TEN

DEFAULTS; REMEDIES

Section 10.01                     Defaults.  TENANT shall be in material default under this LEASE:

(a)                                 If TENANT fails to pay rent or any other charge due within five (5) business days (being Monday through Friday, exclusive of days on which national banks located in the State of California are not open for business) following written notice from LANDLORD that such sum is past due;

(b)                                 If TENANT fails to perform any of TENANT’s non-monetary obligations under this LEASE for a period of thirty (30) days after written notice from LANDLORD; provided that if more than thirty (30) days are required to complete such performance, TENANT shall not be in default if TENANT commences such performance within the thirty (30) day period and thereafter diligently pursues its completion.

(c)                                  (i)  If TENANT makes a general assignment or general arrangement for the benefit of creditors;

(ii)                                  if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against TENANT and is not dismissed within thirty (30) days;

(iii)                               if a trustee or receiver is appointed to take possession of substantially all of TENANT’s assets located at the PREMISES or of TENANT’s interest in this LEASE and possession is not restored to TENANT within thirty (30) days; or

(iv)                              if substantially all of TENANT’s assets located at the PREMISES or of TENANT’s interest in this LEASE is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

If a court of competent jurisdiction determines that any of the acts described in this subparagraph (c) is not a default under this LEASE, and a trustee is appointed to take possession (or of TENANT remains a debtor in possession) and such trustee or TENANT transfers TENANT’s interest hereunder, then LANDLORD shall receive, as ADDITIONAL RENT, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by TENANT under this LEASE.

(d)                                 All notices which are prerequisite of any default sent to TENANT pursuant to the terms of this LEASE shall contain the words “Notice of Default” in the “Re:” line of the Letter so that it is clear it is a notice of default.

Section 10.02                     Remedies.  On the occurrence of any material default by TENANT, LANDLORD may, at any time thereafter, with or without notice or demand and without limiting LANDLORD in the exercise of any right or remedy which LANDLORD may have:

(a)                                 Terminate TENANT’s right to possession of the PREMISES by any lawful means, in which case this LEASE shall terminate and TENANT shall immediately surrender possession of the PREMISES to LANDLORD.  In such event, LANDLORD shall be entitled to recover from TENANT all damages incurred by LANDLORD by reason of TENANT’s default, including:

(i)                                     the worth at the time of the award of the unpaid BASE RENT, ADDITIONAL RENT and other charges which LANDLORD had earned at the time of the termination;

(ii)                                  the worth at the time of the award of the amount by which the unpaid BASE RENT, ADDITIONAL RENT and other charges which LANDLORD would have earned after termination until the time of the award exceeds the amount of such rental loss that TENANT proves LANDLORD could have reasonably avoided;

(iii)                               the worth at the time of the award of the amount by which the unpaid BASE RENT, ADDITIONAL RENT and other charges which TENANT would have paid for the balance of the LEASE TERM after the time of award exceeds the amount of such rental loss that TENANT proves LANDLORD could have reasonably avoided; and

(iv)                              any other amount necessary to compensate LANDLORD for all the detriment proximately caused by TENANT’s failure to perform its obligations under the LEASE or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses LANDLORD incurs in maintaining or preserving the PREMISES after such default, the cost of recovering possession of the PREMISES, expenses of reletting, including necessary renovation or alteration of the PREMISES, LANDLORD’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable.

As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate.  As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).  If TENANT has abandoned the PREMISES, LANDLORD shall have the option of (i) retaking possession of the PREMISES and recovering from TENANT the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b); or

(b)                                 Maintain TENANT’s right to possession, in which case this LEASE shall continue in effect whether or not TENANT has abandoned the PREMISES.  In such event, LANDLORD shall be entitled to enforce all of LANDLORD’s rights and remedies under this LEASE, including the right to recover the rent as it becomes due.

(c)                                  The first (1st) time during each calendar year during the LEASE TERM that TENANT fails to pay BASE RENT or any items of ADDITIONAL RENT, which shall be payable to LANDLORD hereunder, or any other charge due from TENANT hereunder within three (3) calendar days after the five (5) business day period set forth in Section 10.01(a) above, TENANT shall pay to LANDLORD a late charge in the amount of five percent (5%) of the amount due (the “LATE CHARGE”).  Any time after the first (1st) time during any calendar year during the LEASE TERM, that TENANT shall be required to pay a LATE CHARGE as provided above, that TENANT fails to pay any other amount due under this LEASE within five (5) days after due (regardless of whether any notice of such delinquency is given by LANDLORD), TENANT shall pay the LATE CHARGE on such overdue amount.  Notwithstanding anything to the contrary contained herein, in the event that LANDLORD fails to demand payment of any such LATE CHARGE within 365 days of the accrual of said LATE CHARGE, then LANDLORD shall lose the right to demand payment of such LATE CHARGE.  The parties hereby agree that such LATE CHARGE represents a fair and reasonable estimate of the costs that LANDLORD will incur by reason of the late payment by TENANT.

Section 10.03                     Landlord’s Default.  In the event that LANDLORD shall fail to perform any obligation required to be performed by it as set forth in this LEASE, and such failure shall continue for a period of thirty (30) days after receipt of written notice from TENANT specifying such failure, then LANDLORD shall be in default hereunder, provided that, if the nature of LANDLORD’s obligation is such that more than thirty (30) days are required for performance, then LANDLORD shall not be in default if LANDLORD commences performance within such 30-day period and thereafter diligently prosecutes same to completion.  In the event that LANDLORD shall be in default under the terms of this LEASE, then TENANT shall have the right, in addition to any other remedies it may have at law or in equity, to (i) remedy LANDLORD’s default and deduct from the next payments of rent due under the LEASE any amounts incurred by TENANT in so remedying LANDLORD’s default, and (ii) such other remedies as may be permitted at law or in equity.  All notices which are prerequisite of any default sent to LANDLORD pursuant to the terms of this LEASE shall contain the words “Notice of Default” in the “Re:” line of the letter, and shall note within the text of the letter that TENANT has rights to offset the rent, so that it is clear it is a notice of default and that TENANT may offset the rent.  Subject to satisfaction of the provisions of Section 11.01 with respect to TENANT’s receipt of a non-disturbance agreement from each lender, TENANT shall send copies of any notice of default to such lender(s) of which LANDLORD notifies TENANT in writing from time to time, at such addresses as LANDLORD so notifies TENANT.  TENANT will accept any cure by any such lender as a cure, to the extent of such cure, of LANDLORD’s obligations under this LEASE.  The rights set forth in this Section shall inure solely to the benefit of 99¢ Only Stores and only such of its assignees as may be owned by it, under the control of it, under the control of any entity which also controls it, or which own not less than ten (10) stores operated under the name ‘99¢ Only Stores’.

Section 10.04                     Cumulative remedies.  The exercise of any right or remedy hereunder by either party under this Article Ten shall not prevent such party from exercising any other right or remedy hereunder.

Section 10.05                     Landlord Self Help.  If, pursuant to express provisions of this LEASE giving LANDLORD the right to remedy breaches of TENANT’s obligations after notice to TENANT, LANDLORD performs obligations to be performed by TENANT then amounts properly expended by LANDLORD in accordance with the terms of this LEASE in performance of such obligations shall earn interest at the rate of seven percent (7%) per annum until such amounts and the accrued interest thereon are discharged in full.

ARTICLE ELEVEN

PROTECTION OF LENDERS

Section 11.01                     Subordination.  LANDLORD represents and warrants to TENANT that to the best knowledge of LANDLORD there are no encumbrances affecting the PREMISES which are prior in interest to this LEASE.  LANDLORD shall have the right to subordinate this LEASE to any ground lease, deed of trust or mortgage encumbering the PREMISES, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded; provided that the holder of such encumbrance enters into a non-disturbance agreement with TENANT in a form which is reasonably and acceptable with TENANT.  In the event that TENANT is provided with a non-disturbance agreement in a form reasonably acceptable to TENANT, then TENANT shall cooperate with LANDLORD and any lender which is acquiring a security interest in the PREMISES or the LEASE and shall execute such further documents and assurances as such lender may require, provided that TENANT’s obligations under this LEASE shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and TENANT shall not be deprived of its rights under this LEASE.  TENANT’s right to quiet possession of the PREMISES during the LEASE TERM shall not be disturbed if TENANT pays rent and performs all of TENANT’s obligations under this LEASE and is not otherwise in default.  LANDLORD shall, promptly following execution of this LEASE, cause any holder of an existing ground lease, deed of trust or mortgage encumbering the PREMISES to enter into a non-disturbance agreement with TENANT in a form reasonably acceptable to TENANT.  If, as of the date of execution of this LEASE, there are any mortgages or deeds of trust affecting any portion of the PREMISES which are prior in interest to this LEASE, then the execution and delivery to TENANT, and recordation in the Official Records of the County in which the PREMISES are situated, of a non-disturbance agreement which meets the requirements of this Section shall be a condition to TENANT’s obligations under this LEASE.

Section 11.02                     Attornment.  If LANDLORD’s interest in the PREMISES is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, and if such acquiring party has delivered a non-disturbance agreement to TENANT as required by this LEASE, then TENANT shall attorn to the transferee of or successor to LANDLORD’s interest in the PREMISES and recognize such transferee or successor as LANDLORD under this LEASE.

Section 11.03                     Signing of Documents.  TENANT shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

Section 11.04                     Estoppel Certificates.  Upon either party’s written request, the other party shall execute, acknowledge and deliver to the requesting party a written statement certifying:

(a)                                  that none of the terms or provisions of this LEASE have been changed (or if they have been changed, stating how they have been changed);

(b)                                 that this LEASE has not been canceled or terminated;

(c)                                  the last date of payment of the BASE RENT and other charges and the time period covered by such payment;

(d)                                 that the requesting party is not in default under this LEASE (or, if the requesting party is claimed to be in default, stating why);

(e)                                  that TENANT has accepted possession of the PREMISES and the LEASE is in full force and effect; and

(f)                                    the amount of the monthly BASE RENT at the time of such statement.

Neither party shall be required or asked to undertake any covenants in any such estoppel certificate or to undertake any investigation or inquiry in the preparation of the same.

Each party shall deliver such statement to the requesting party within fifteen (15) days after the requesting party’s request.  LANDLORD may give any such statement by TENANT to any prospective purchaser or encumbrancer of the PREMISES, and TENANT, may give any such statement by LANDLORD to any prospective assignee, sublessee of any interest of TENANT in the PREMISES.  Such purchaser, encumbrancer, assignee or sublessee may rely conclusively upon such statement as true and correct.  In addition, TENANT shall, within fifteen (15) business days after LANDLORD’s request, provide LANDLORD, with a copy of TENANT’s most recent financial statement which is available to the public at the time of such request.

ARTICLE TWELVE

MISCELLANEOUS PROVISIONS

Section 12.01                     Non-Discrimination.  TENANT promises, and it is a condition to the continuance of this LEASE, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy of the PREMISES or any portion thereof.

Section 12.02                     Severability.  A determination by a court of competent jurisdiction that any provision of this LEASE or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this LEASE, which shall remain in full force and effect.

Section 12.03                     Interpretation.  The captions of the Articles or Sections of this LEASE are to assist the parties in reading this LEASE and are not a part of the terms or provisions of this LEASE.  Whenever required by the context of this LEASE, the singular shall include the plural the plural shall include the singular.  The masculine, feminine and neuter genders shall each include the other.  No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision.

Section 12.04                     Incorporation of Prior Agreements; Modifications.  This LEASE is the only agreement between the parties pertaining to the lease of the PREMISES and no other agreements are effective.  All amendments to this LEASE shall be in writing and signed by all parties.  Any other attempted amendment shall be void.

Section 12.05                     Notices.  All notices required or permitted under this LEASE shall be in writing and shall be personally delivered, or sent by certified mail, return receipt requested, postage prepaid.  Notices to TENANT shall be delivered to the address specified in Section 1.02.  Notices to LANDLORD shall be delivered to the address specified in Section 1.01.  In addition, the parties may each designate, in writing, up to two (2) additional persons at a time during the LEASE TERM to whom simultaneous notice shall be given by the other party, which person may be a mortgagee of the PREMISES.  All notices shall be effective upon delivery.  Either party may change its notice address, or the notice address for the additional person whom it has designated as hereinabove provided, upon written notice to the other party.  The notice address of each party shall be a street address, not a post office box.

Section 12.06                     Waivers.  All waivers must be in writing and signed by the waiving party.  LANDLORD’s failure to enforce any provision of this LEASE or its acceptance of rent shall not be a waiver and shall not prevent LANDLORD from enforcing that provision or any other provision of this LEASE in the future.

Section 12.07                     No Recordation.  Neither party shall record this LEASE without prior written consent from the other party.  However, either LANDLORD or TENANT may require that a “Short Form” memorandum of this LEASE executed by both parties be recorded.  The party requiring such recording shall pay all transfer taxes and recording fees.

Section 12.08                     Binding Effect; Choice of Law.  This LEASE binds and inures to the benefit of any party who legally acquires any rights or interest in this LEASE from LANDLORD or TENANT.  However, LANDLORD shall have no obligation to TENANT’s successor unless the rights or interests of TENANT’s successor are properly acquired in accordance with the terms of this LEASE.  The laws of the state in which the PREMISES are located shall govern this LEASE.

Section 12.09                     Corporate Authority; Partnership Authority.  If LANDLORD or TENANT is a corporation, each person signing this LEASE on behalf of such party represents and warrants that he has full authority to do so and that this LEASE binds the corporation.  If LANDLORD or TENANT is a partnership, each person or entity signing this LEASE for such party represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this LEASE binds the partnership and all general partners of the partnership.

Section 12.10                     Execution of Lease.  This LEASE may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

Section 12.11                     Survival.  All representations and warranties of LANDLORD and TENANT shall survive the termination of this LEASE.

Section 12.12                     Confidentiality.  The parties hereto shall keep this LEASE and all documents delivered pursuant to this LEASE strictly confidential, except as deemed reasonably necessary for bona fide lenders, prospective purchasers, governmental entities, accountants, legal advisers, etc.

Section 12.13                     [RESERVED]

Section 12.14                     Consent/Duty to Act Reasonably.  All requests for consent or approval required or permitted under this LEASE shall be made in writing and in reasonable detail and otherwise in the manner required for notices hereunder.  No such requests for consent or approval shall be unreasonably refused or delayed.  Any refusal of any such request for consent or approval shall also be made in writing and otherwise in the manner required for notices hereunder and shall identify, in reasonable detail, the reasons for such refusal.  Without affecting the generality of this Section 12.14, unless otherwise specifically stated in this LEASE, if any such request for consent or approval shall not be refused within ten (10) business days after the making thereof, then such consent or approval shall be deemed granted.  LANDLORD and TENANT shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated lessor or lessee concerning the benefits and use enjoyed under the LEASE.

Section 12.15                     Brokers.  Each of the parties represents and warrants to the other that it has dealt with no broker in connection with this LEASE, and, insofar as it knows, no other broker or other person is entitled to any commission or fee in connection with this LEASE.  LANDLORD represents and warrants to TENANT that TENANT shall have no responsibility regarding any agreement made between LANDLORD and any broker and that TENANT shall have no responsibility for the payment of any commission or fee.  Each of the parties hereby indemnifies the other against any commission or fee such indemnifying party may have incurred in connection with this LEASE.

Section 12.16                     Legal Proceedings.  Any and all disputes arising under or in connection with this LEASE shall be determined by a reference proceeding under California Code of Civil Procedure (“C.C.P.”) section 638 filed in the Superior Court for Fresno County.  Such reference shall be assigned to the JUDICIAL ARBITRATION AND MEDIATION SERVICES “JAMS” principal office in Los Angeles County, California, and shall be conducted by such retired judge as may be assigned to such matter by JAMS, which retired judge shall be deemed the “appointee referee” pursuant to the agreement of the parties under C.C.P. section 640.  Procedural rules shall be determined by the then current practices of JAMS for commercial disputes.  If at the time of any such dispute JAMS or its successor in interest is not in existence, or does not maintain an office in Los Angeles County, then the reference proceeding shall be assigned to such alternative dispute resolution service (which shall assign the retired judge, as above), or to such retired judge as may be agreed upon by the parties or, absent agreement, as determined by the presiding judge of the Fresno County Superior Court, and such determination shall be final and binding on the parties as the “appointed judge” under C.C.P. section 640.  The referee appointed hereunder may also determine any award of costs and reasonable attorneys fees to be awarded in such proceeding.  THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE.

The foregoing provisions of this Section 12.16 shall not apply to a proceeding in unlawful detainer which shall be conducted in accordance with, and before the court and at the venue, provided by the current statutes of the State of California at the time any such unlawful detainer proceeding may be commenced.

Section 12.17                     Successors And Assigns.  All agreements, covenants, rights and liabilities contained herein shall be binding upon and shall inure to the respective parties hereto, and their several respective heirs, executors, administrators, successors and assigns.

Section 12.18                     Hazardous Materials.

(a)                                  As used in this LEASE, the term “HAZARDOUS MATERIALS” means any flammable items, explosives, radioactive materials, and any other substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances” or similar term now or subsequently regulated under any applicable federal, state of local laws or regulations including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs, and similar compounds, and any other products and materials which are subsequently found to have adverse effects on the environmentor the health and safety of persons.

(b)                                 Except as otherwise provided herein, TENANT shall not cause or permit any HAZARDOUS MATERIAL to be generated, produced, brought upon, used, stored, treated or disposed of in or about the PREMISES by TENANT, its agents, employees, contractors, sublessees or (solely with respect to the interior of the PREMISES) invitees without the prior written consent of LANDLORD, which shall not be unreasonably withheld.  In addition, TENANT shall not cause or permit an underground storage tank to be installed under the PREMISES without the prior written consent of LANDLORD, which consent shall be in LANDLORD’s sole and absolute discretion.  Notwithstanding anything to the contrary contained herein, TENANT shall be permitted to store, use and dispose of, in the PREMISES, such HAZARDOUS MATERIALS which are incidental and customary to the operation of TENANT’s business, or which TENANT sells as a matter of course at other 99¢ Only Stores, provided that TENANT shall comply with all applicable laws, rules and regulations in the storage, use and disposal of such HAZARDOUS MATERIALS.  TENANT shall indemnify and hold LANDLORD, its agents and employees, harmless from any and all costs, liabilities, claims, expenses, penalties, and damages of any kind including, but not limited to, attorneys’ fees and the cost of any investigation, remediation, restoration, cleanup and/or abatement which is necessary as a result of TENANT’s violation of this Section.

(c)                                  LANDLORD represents and warrants that (i) there are, and as of the EFFECTIVE DATE there shall be, no Hazardous Materials in, on or about the PREMISES, (ii) LANDLORD has not caused or permitted, and shall not cause or permit, any HAZARDOUS MATERIALS to be brought onto the PREMISES.  LANDLORD shall indemnify and hold TENANT and TENANT’s agents and employees harmless from any and all costs, liabilities, claims, expenses, penalties, and damages of any kind including, but not limited to, attorneys’ fees and the cost of any investigation, remediation, restoration, cleanup and/or abatement which is necessary as a result of LANDLORD’s violation of this Section.

(d)                                 The obligations under this Section 12.18 shall survive the expiration or earlier termination of this LEASE.

Section 12.19                     Redevelopment.  This LEASE shall terminate automatically either (i) upon the termination of that certain Standard Single-Tenant Form Lease dated the date hereof, by and between HKJ Gold, Inc., a California corporation, as landlord, and TENANT, as tenant, for premises located at 6121 Wilshire Boulevard, Los Angeles, CA (the “STORE LEASE”), pursuant to Section 12.19 thereof, or (ii) if TENANT, as tenant under the STORE LEASE, elects to relocate to the new premises in connection with Section 12.19 thereof, upon TENANT’s moving out of the original premises demised under the STORE LEASE in connection with such relocation.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, LANDLORD and TENANT have executed this LEASE effective as of the date set forth below next to LANDLORD’s signature, and have initialed all Riders which are attached to or incorporated by reference in this LEASE.

“LANDLORD”:

Au Zone Investment #2, L.P.,
a California limited partnership

	By:	Au Zone Investments #3, LLC, a California limited liability company, its General Partner

	By:	/s/ David Gold
Name: David Gold
Title: President

“TENANT”:

99¢ ONLY STORES,
a California corporation

	By:	/s/ Eric Schiffer
Name: Eric Schiffer
Title: Chief Executive Officer

[Affiliate Lease Signature Page (Store #41 (Parking))]

EXHIBIT “A”

Legal Description

LOTS 40 AND 41 IN BLOCK J OF TRACT 7555, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 80 PAGES 51 THROUGH 53 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT ALL OIL, GAS AND MINERALS WITHIN OR UNDERLYING, OR WHICH MAY BE PRODUCED FROM THAT PORTION LYING BELOW A DEPTH OF 500 FEET MEASURED VERTICALLY FROM THE PRESENT SURFACE OF SAID LAND, BUT WITHOUT THE RIGHT OF SURFACE ENTRY, AS GRANTED TO FRANCES S. MONTGOMERY II AND PINE TREE COMPANY, A LIMITED PARTNERSHIP, EACH AS TO AN UNDIVIDED 1/2 INTEREST BY DEED RECORDED JUNE 19, 1972 AS INSTRUMENT NO. 3342.